Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Fourth Quarter Highlights

•                  Fourth quarter 2007 AFFO per share of $0.39, increased 8% over fourth quarter 2006 AFFO.

•                  Strong credit performance with no credit losses and no non-performing assets across entire $7.4 billion managed asset base.

•                  NorthStar has no direct exposure to single family housing and subprime mortgage markets.

•                  Fitch upgrades and affirms ratings on multiple classes of notes issued by four of NorthStar’s secured term financings.  NorthStar has never had a negative ratings action on any debt issued by the Company.

•                  Strong liquidity position with $352 million of available liquidity at December 31, 2007.

•                  $11.00 undepreciated diluted book value per common share pro forma for an estimate of adopting SFAS 159 on January 1, 2008.

•                  Fourth quarter dividend of $0.36 per share.

Full Year Highlights

•                  Full year 2007 AFFO per share of $1.57, excluding $0.10 per share charge relating to certain one-time items, increased 19% over 2006 AFFO.

•                  $439 million of corporate debt and equity capital raised during 2007.

•                  Full year 2007 common stock dividend payments of $1.44, a 12% increase over full year 2006.

NEW YORK, NY, February 28, 2008 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter and year ended December 31, 2007.

Fourth Quarter 2007 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the quarter of $0.39 per share versus $0.36 per share for the fourth quarter 2006.  AFFO for the fourth quarter 2007 was $26.4 million, compared to $19.6 million for the fourth quarter 2006.  Net income available to common stockholders for the fourth quarter 2007 was $5.3 million, or $0.09 per share, compared to $14.4 million, or $0.29 per share for fourth quarter 2006.  NorthStar generated revenues of $110.9 million for the fourth quarter 2007, representing an increase of approximately 67% over the fourth quarter 2006.  For a reconciliation of net income to AFFO, please refer to the tables on the following pages.

At December 31, 2007, diluted book value per common share was $5.70, and undepreciated diluted book value per common share, pro forma for a preliminary estimate of adopting SFAS 159, which NorthStar will adopt in its first quarter 2008 financial statements, was $11.00.  This estimate is based upon fair values as of January 1, 2008 and will more properly reflect the economic value of NorthStar’s assets and liabilities.  Prior to the adoption of SFAS 159, NorthStar marked its securities assets to market but was unable to also mark its liabilities to market. For the quarter ended December 31, 2007, NorthStar generated a 34.1% return on average common book equity, excluding general and administrative expenses, and 23.8% inclusive of these corporate costs. For a reconciliation of net income to AFFO and calculations of return on average common book equity and undepreciated diluted book value per common share, please refer to the tables on the following pages.

Full Year 2007 Results

NorthStar reported AFFO for the full year 2007 of $1.47 per share versus $1.32 per share for the full year 2006.  2007 net income and AFFO include $3.2 million of placement fee expenses for raising private capital for one of NorthStar’s managed funds and a $3.1 million writeoff of due diligence costs relating to the termination of an investment acquisition agreement.  AFFO for the full year 2007 was $95.7 million, compared to $59.4 million for the full year 2006.  Net income available to common stockholders for the full year 2007 was $31.3 million, or $0.51 per share, compared to $37.2 million, or $0.94 per share for the full year 2006.

David T. Hamamoto, chairman and chief executive officer commented, “NorthStar delivered solid fourth quarter and full year 2007 results in very challenging market conditions.  We became cautious in our investment approach early in the year, raised $439 million of attractively priced unsecured corporate capital and increased resources in portfolio management.  Each of these strategic actions enabled NorthStar to continue to deliver consistent returns and a best-in-class credit track record.”

Mr. Hamamoto continued, “Going forward into 2008, we will continue to be prudent with our capital while the commercial real estate and broader credit market disruptions continue.  We believe that when market volatility decreases, those companies, such as NorthStar, with strong balance sheets including cheap long-term liabilities, seasoned management teams and broad investment platforms will be well positioned to take advantage of a less competitive marketplace.”

Investment Summary

NorthStar committed and funded $156 million of total new investments during the fourth quarter 2007, including fundings of prior period commitments, and received $213 million of proceeds from repayments and asset sales.  NorthStar committed and funded $78 million of commercial real estate loans, including $68 million of prior period commitments, and received $200 million from real estate loan principal repayments and syndications.  NorthStar’s Monroe Capital joint venture, which primarily makes secured first lien loans to middle market companies, committed to $27 million of investments during the quarter.  NorthStar’s securities fund invested in $27 million of real estate securities transactions and NorthStar acquired $46 million of net lease investments. NorthStar deployed approximately $39 million of equity, including equity funded for prior period commitments, and received approximately $74 million of equity capital from loan repayments and asset sales during the fourth quarter.

During 2007, NorthStar originated $3.5 billion of total new investment commitments, funded $3.2 billion, including fundings of prior period commitments, and received $766 million from repayments and asset sales. First mortgages and junior participations in first mortgages represented 75.3% and mezzanine loans represented 24.7% of 2007 funded real estate loan volume.  Weighted average first and last dollar loan-to-value was 30.7% and 80.4%, respectively, of real estate loan commitments and fundings during 2007.  NorthStar’s real estate securities investments in 2007 had a weighted average credit rating of BBB+/Baa1.

As of December 31, 2007, NorthStar had approximately $7.4 billion of assets under management.

Financing and Risk Management

On November 6, 2007, NorthStar modified an existing credit agreement and entered into a new term loan agreement with a major financial institution, which provides for approximately $600 million of term loan capacity.  The term facility eliminates mark-to-market valuation adjustments based on market credit spread movements and interest rate fluctuations.  The proceeds under the term facility were partially used to repay approximately $450 million outstanding under existing facilities with the same financial institution.  The term loan agreement also provides for up to $300 million of revolving term loan capacity as portions of the outstanding balance under the term loan agreement are repaid.  The term facility initially bears interest at LIBOR plus 2.00% and has an initial two-year term which the Company has the option to extend for an additional one-year period, subject to certain conditions.

At December 31, 2007, NorthStar had $501 million outstanding under its $1.2 billion of committed on-balance sheet secured revolving credit facilities and had no outstanding principal balance under its $100 million unsecured credit facility.  Total available liquidity at December 31, 2007 was approximately $352 million, including $254 million of unrestricted cash, cash equivalents, and undrawn equity liquidity on its credit facilities, and $98 million of uninvested cash in its secured term financings.  At December 31, 2007, the average cost of NorthStar’s on-balance sheet senior and subordinate debt was 5.94%.

During the fourth quarter, NorthStar syndicated, at par, three real estate loans totaling $135 million of commitments which resulted in the return of $3 million of equity capital, $49 million of cash in one of our secured term financings and a $77 million reduction in future funding commitments relating to these loans.

At December 31, 2007, the weighted average first and last dollar loan-to-value of NorthStar’s real estate loans was 25.4% and 79.8%, respectively.  The average credit rating of NorthStar’s real estate securities was BBB/Baa2 and the net leased assets were fully leased with a weighted average remaining lease term of 9.5 years.  The Company has no direct exposure to the single family housing and subprime mortgage markets.

As of December 31, 2007, NorthStar had no non-performing assets and experienced no credit losses during the fourth quarter.  NorthStar’s securities portfolio had 12 upgrades representing $60 million of assets and nine downgrades representing $103 million of assets during the fourth quarter.  Since the beginning of fourth quarter 2007, Fitch affirmed the ratings on all classes of notes issued by N-Star V, VI, VIII and IX, four of NorthStar’s commercial real estate term financings.   NorthStar has never had a negative ratings action on any class of debt issued by NorthStar. As of February 27, 2008, the Company had no non-performing assets and no credit losses.  NorthStar’s watch list totaled $58 million at December 31, 2007, representing just 1.2% of total assets.

Andrew C. Richardson, chief financial officer and treasurer stated, “Fourth quarter earnings reflect our cautious approach in these disrupted market conditions.  NorthStar’s investment and repayment activities during the fourth quarter generated a net $35 million return of equity capital to the Company, and our average uninvested cash balances were $241 million, much higher than in the past.  Earnings also reflected higher borrowing costs associated with the new term facility which replaced cheaper credit facility borrowings.  During the fourth quarter NorthStar reduced headcount and internally re-allocated resources to portfolio management.  We will continue to manage our overhead costs consistent with business conditions.”

Mr. Richardson continued, “For the first quarter 2008 NorthStar expects to adopt SFAS 159 — Fair Value Option.  SFAS 159 should enable NorthStar to reduce the mismatch between how it accounts for assets and liabilities.  Our book value has been negatively impacted by the marks we take on our securities investments, but we have not received the benefit of our below market liabilities because these have been carried at historical cost.  Beginning in the first quarter, NorthStar will designate certain assets and liabilities for fair value accounting.  The fair value analysis for first quarter 2008 is ongoing, however, we believe that based on fair values of our financial assets and liabilities as of December 31, 2007, there could be an over $4.00 per share increase to book value upon adoption of SFAS 159.”

Dividends

On January 22, 2008, NorthStar announced that its Board of Directors declared a cash dividend of $0.36 per share of common stock, payable with respect to the quarter ended December 31, 2007. The dividend was paid on February 15, 2008 to shareholders of record as of the close of business on February 5, 2008.

At December 31, 2007, NorthStar had 67,397,909 total shares and operating partnership units outstanding, and $7.5 million of minority interest relating to its operating partnership.  Undepreciated diluted book value per common share, pro forma for a preliminary estimate of the impact of adopting SFAS 159 effective January 1, 2008, was $11.00 and diluted book value per common share was $5.70.  Undepreciated diluted book value excludes accumulated depreciation and amortization on owned real estate assets. For a calculation of undepreciated diluted book value per common share, please refer to the table on the following pages.

Earnings Conference Call

NorthStar will hold a conference call to discuss fourth quarter and full year 2007 financial results on Thursday February 28, 2008, at 12:00 PM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a December 31, 2007 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website. The call can also be accessed live over the phone by dialing 800-257-7063, or for international callers, by dialing 303-262-2130.

A replay of the call will be available one hour after the call through Thursday March 6, 2008 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11108401.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Condensed Consolidated Statements of Operations

(Amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues and other income:
Interest income	$75,849	$48,501	$292,135	$134,847
Interest income — related parties	3,818	2,937	13,516	11,671
Rental and escalation income	27,878	11,922	95,755	37,546
Advisory and management fee income — related parties	2,402	1,459	7,658	5,906
Other revenue	974	1,514	6,249	5,874
Total revenues	110,921	66,333	415,313	195,844
Expenses:
Interest expense	65,167	37,029	242,560	104,239
Real estate properties — operating expenses	2,303	2,569	8,709	8,552
Asset management fees — related parties	1,500	297	4,368	594
Fund raising fees and other joint venture cost	—	—	6,295	—
General and administrative:
Salaries and equity based compensation (1)	8,973	7,579	36,148	22,547
Shared services - related party	—	—	—	—
Auditing and professional fees	1,229	1,295	6,787	4,765
Other general and administrative	3,469	2,246	13,626	7,739
Total general and administrative	13,671	11,120	56,561	35,051
Depreciation and amortization	9,597	4,190	33,191	13,578
Total expenses	92,238	55,205	351,684	162,014
Income from operations	18,683	11,128	63,629	33,830
Equity in (loss)/earnings of unconsolidated ventures	(6,522)	120	(11,684)	432
Unrealized gain (loss) on investments and other	(568)	3,289	(4,330)	4,934
Realized gain on investments and other	35	736	3,559	1,845
Income from continuing operations before minority interest	11,628	15,273	51,174	41,041
Minority interest in operating partnership	(867)	(468)	(2,702)	(3,938)
Minority interest in joint ventures	(229)	(31)	(580)	(68)
Income from continuing operations	10,532	14,774	47,892	37,035
Income (loss) from discontinued operations, net of minority interest	—	203	(56)	306
Gain on sale from discontinued operations, net of minority interest	—	304	—	445
Gain on sale of joint venture interest, net of minority interest	—	—	—	279
Net income	10,532	15,281	47,836	38,065
Preferred stock dividends	(5,231)	(860)	(16,533)	(860)
Net income available to common stockholders	$5,301	$14,421	$31,303	$37,205
Net income per share from continuing operations (basic/diluted)	$0.09	$0.28	$0.51	$0.91
Income per share from discontinued operations (basic/diluted)	—	—	—	0.01
Gain on sale of discontinued operations and joint venture interest (basic/diluted)	—	0.01	—	0.02
Net income available to common stockholders	$0.09	$0.29	$0.51	$0.94
Weighted average number of shares of common stock:
Basic	61,696,568	50,010,028	61,510,951	39,635,919
Diluted	67,062,284	54,109,492	65,086,953	44,964,455

(1)          The three months ended December 31, 2007 and 2006 include $4,170 and $2,516 of equity based compensation expense, respectively.The years ended December 31, 2007 and 2006 include $16,007 and $9,080 of equity based compensation expense, respectively.

	December 31,	December 31,
	2007	2006
	(audited)	(audited)
ASSETS:
Cash and cash equivalents	$153,829	$44,753
Restricted cash	202,295	134,237
Operating real estate — net	1,134,136	468,608
Available for sale securities, at fair value	549,522	788,467
Warehouse deposits	—	32,649
Collateral held by broker	12,746	—
Real estate debt investments	2,007,022	1,571,510
Corporate loan investments	457,139	—
Investments in and advances to unconsolidated ventures	33,143	11,845
Receivables, net of allowance of $1 and $9 in 2007 and 2006, respectively	32,141	17,477
Unbilled rents receivable	5,684	2,828
Derivative instruments, at fair value	—	958
Deferred costs and intangible assets, net	126,677	90,200
Other assets	78,448	22,088
Total assets	4,792,782	3,185,620

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	912,365	390,665
Exchangeable Senior Notes	172,500	—
Bonds payable	1,654,185	1,682,229
Credit facilities	501,432	16,000
Secured term loan	416,934	—
Liability to subsidiary trusts issuing preferred securities	286,258	213,558
Repurchase obligations	1,864	80,261
Securities sold, not yet purchased	12,856	—
Obligations under capital leases	3,541	3,454
Accounts payable and accrued expenses	34,893	20,025
Escrow deposits payable	65,445	58,478
Derivative liability, at fair value	49,280	16,012
Other liabilities	40,695	22,308
Total liabilities	4,152,248	2,502,990

Minority interest in operating partnership	7,534	7,655
Minority interest in joint ventures	14,961	15,204

Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 and 0 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	183,505	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 61,719,469 and 61,237,781 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	617	612
Additional paid-in capital	595,418	590,035
Retained earnings (deficit)	(40,075)	16,570
Accumulated other comprehensive loss	(179,293)	(5,313)
Total stockholders’ equity	618,039	659,771
Total liabilities and stockholders’ equity	$4,792,782	$3,185,620

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Funds from Operations:
Income from continuing operations before minority interest	$11,628	$15,273	$51,174	$41,041
Minority interest in joint ventures	(229)	(31)	(580)	(68)
Income from continuing operations before minority
interest in operating partnership	11,399	15,242	50,594	40,973
Adjustments:
Preferred stock dividends	(5,231)	(860)	(16,533)	(860)
Depreciation and amortization	9,597	4,190	33,191	13,578
Funds from discontinued operations	—	429	17	550
Real estate depreciation and amortization — unconsolidated ventures	247	247	990	905
Funds from Operations	$16,012	$19,248	$68,259	$55,146

Adjusted Funds from Operations:
Funds from Operations	$16,012	$19,248	$68,259	$55,146
Straight-line rental income, net	(800)	20	(2,653)	(958)
Straight-line rental income, discontinued operations	—	43	10	23
Straight-line rental income, unconsolidated ventures	(52)	(53)	(219)	(229)
Amortization of equity-based compensation	4,170	2,516	16,007	9,080
Fair value lease revenue (SFAS 141 adjustment)	(253)	11	(864)	(479)
Unrealized(gains)/losses from mark-to-market adjustments	—	(2,221)	3,473	(3,175)
Unrealized(gains)/losses from mark-to-market adjustments, unconsolidated ventures	7,277	—	11,670	—
Adjusted Funds from Operations	$26,354	$19,564	$95,683	$59,408

FFO per share of Common Stock	$0.24	$0.36	$1.05	$1.23
AFFO per share of Common Stock	$0.39	$0.36	$1.47	$1.32

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; (iv) Return on Average Common Book Equity by business line; and (v) Undepreciated Book Value. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time and, in the case of AFFO, equity based compensation. Additionally, FFO and AFFO serve as measures of our operating performance because they facilitate evaluation of our company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•                  normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of unrealized gains/(losses) relating to: (i) change in the value of the Company’s off-balance sheet warehouse facilities and carrying value of fund investments caused by changes in interest rates; and (ii) changes in the value of the credit default swaps in NorthStar’s consolidated synthetic CDO equity interests (which would otherwise be recorded as an adjustment to shareholder’s equity if such interests had been unconsolidated).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of the NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

Undepreciated Book Value

NorthStar calculates undepreciated book value and undepreciated diluted book value per share by adding back to book value and diluted book value depreciation and amortization because management believes this measure more accurately reflects its belief that well-maintained commercial real estate does not depreciate over long periods of time.  Furthermore, effective January 1, 2008 NorthStar intends to adopt SFAS 159 — Fair Value Option for certain assets and liabilities.  Management believes that SFAS 159 will allow the Company to more accurately reflect in book value the economic value of its financial assets and liabilities.  For December 31, 2007, NorthStar is presenting undepreciated book value pro forma for a preliminary estimate of adopting SFAS 159 effective January 1, 2008.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A and one-time items)

($ in thousands)

	Three Months Ended
	December 31, 2007	Annualized(2)
Adjusted Funds from Operations (AFFO)	$26,354	$105,416	(A)
Plus: General & Administrative Expenses	13,671
Plus: General & Administrative Expenses from Unconsolidated Ventures	1,839
Less: Equity-Based Compensation and Straight-Line Rent included in G&A	4,186
AFFO, excluding G&A	37,678	150,712	(B)

Average Common Book Equity & Operating Partnership Minority Interest (1)	$442,018	(C)

Return on Average Common Book Equity (including G&A)	23.8	%(A)/(C)
Return on Average Common Book Equity (excluding G&A)	34.1	%(B)/(C)

(1)

Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)	Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A and one-time items)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization

($ in thousands)

				Corporate
	Lending	Securities	Net Lease	Debt	Total
AFFO, Pre-G&A and one time items	$19,768	$7,527	$6,137	$4,246	$37,678
Annualized (A)	79,072	30,108	24,548	16,984	150,712
Average Common Book Equity and Operating Partnership Minority Interest (B) (1)	328,041	(28,787)	120,585	22,179	442,018
Allocated Cumulative Mark-To-Market Adjustments for Securities Assets and Interest Rate Swaps (2)	14,973	139,800	267	14,816	169,856
Accumulated Depreciation and Amortization	—	—	51,179	—	51,179
Average Common Book Equity and Operating Partnership Minority Interest Excluding Mark-to-MarketAdjustments and Accumulated Depreciation and Amortization(C) (1)(2)	$343,014	$111,013	$172,031	$36,995	$663,053

ROE, Net (A/B)	24.1%	NM	20.4%	76.6%	34.1%
ROE, Gross (A/C)	23.1%	27.1%	14.3%	45.9%	22.7%

(1)

Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)	Excludes interest rate hedges on corporate capital such as trust preferred.

Fourth Quarter Committed and Funded Real Estate Loan and Net Lease Statistics

$ in thousands

	Real Estate Loans
	Fixed	Floating	Total	Net Lease
Amount Funded	NA	$10,000	$10,000	$46,286
Weighted Average Yield	NA	9.17%	9.17%	7.28%
Weighted Average all-in spread/margin(1)	NA	4.31%	4.31%	NA
Weighted Average First $ LTV	NA	59.5%	59.5%	NA
Weighted Average Last $ LTV	NA	71.9%	71.9%	NA

(1)	Based on average quarterly and one-month LIBOR and US Treasury rates during the quarter.
All-in spread and margin includes up-front origination fees and exit points, if any.

Fourth Quarter Funded Securities Investment Statistics

($ in thousands)

Amount
Invested
CMBS (investment grade)	$26,697
Other (non-investment grade)	7,011
Total	$33,708

Fourth Quarter Funded Corporate Loan Statistics

($ in thousands)

Corporate Loans
Amount Funded	$27,422
Weighted Average Yield	9.38%
Weighted Average all in spread / margin (1)	4.78%
% First Lien	72.7%
% Second Lien	27.3%

(1) Based on average quarterly one-month LIBOR rate during the quarter.

Management Fees From Secured Term Debt Financings at December 31, 2007

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets (1)	Senior	Subordinate	Total	Revenue
N-Star I	$320,583	0.15%	0.20%	0.35%	$1,122
N-Star II	335,301	0.15%	0.20%	0.35%	1,174
N-Star III	404,772	0.15%	0.20%	0.35%	1,417
N-Star IV	400,062	0.15%	0.20%	0.35%	1,400
N-Star V	495,971	0.15%	0.20%	0.35%	1,736
N-Star VI	450,000	0.15%	0.25%	0.40%	1,800
N-Star VII	554,619	0.15%	0.20%	0.35%	1,941
N-Star VIII	900,000	0.15%	0.25%	0.40%	3,600
N-Star IX(2)	803,569	0.15%	0.25%	0.40%	3,214

Total	$4,664,877				$17,404

(1)	Represents December 2007 asset value per Trustee Statement.

(2)	N-Star IX is owned by NorthStar Real Estate Securities Opportunity Fund and the Company receives directly the fees relating to this term debt transaction.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$1,343	0.1%	0.1%
1997	55,203	3.8%	3.9%
1998	117,546	8.0%	11.9%
1999	49,994	3.4%	15.3%
2000	140,462	9.6%	24.8%
2001	98,000	6.7%	31.5%
2002	71,671	4.9%	36.4%
2003	128,114	8.7%	45.1%
2004	233,554	15.9%	61.0%
2005	336,441	22.9%	84.0%
2006	192,554	13.1%	97.1%
2007	42,973	2.9%	100.0%
Total	$1,467,855	100.0%

Securities Fund	712,083
Total CMBS	$2,179,938

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$126,394	4.0%
AA	37,017	1.2%
A	281,721	9.0%
BBB	1,627,934	52.0%
BB	642,288	20.5%
B	133,940	4.3%
Unrated	280,160	9.0%
Total	$3,129,454	100.0%

Securities Fund	97,834
Total CMBS	$3,227,288

Assets Under Management at December 31, 2007

($ in thousands)

	$	%
Investment grade securities	$2,327,469	31.5%
First mortgage (1)	1,421,137	19.3%
Non-investment grade securities	899,820	12.2%
Mezzanine and other subordinate loans	562,300	7.6%
Monroe - 1st lien loans	772,821	10.5%
Monroe - 2nd lien loans & CLO equity	123,062	1.7%
Non-investment grade net lease (2)	999,617	13.5%
Investment grade net lease (2)	274,590	3.7%
Total	$7,380,816	100.0%

(1)	Includes $240 million of junior participations in first mortgages.

(2)	Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at September 30, 2007 (diluted)	$499,837	$7.71

Net income to common stockholders and minority interest, excluding non-cash mark to market items included in net income	14,013	0.21

Mark to market adjustments included in net income:
Securities Fund	(7,277)	(0.11)
Ineffective hedges	41	—

Mark to market adjustments in other comprehensive income and minority interest:
Securities accounted for as “available for sale”, net	(68,017)	(1.01)
Effective interest rate hedges, net	(34,044)	(0.52)

Dividends and distributions paid to common stockholders and minority interest	(24,219)	(0.36)

Accretion/(dilution) from additional shares issued during quarter (1)	3,867	(0.22)
Total net increases/(decreases)	(115,636)	(2.01)

Common book value at December 31, 2007 (diluted)	$384,201	$5.70

Accumulated depreciation and amortization relating to net leased assets	51,179	0.76
Undepreciated book value at December 31, 2007 (diluted)	$435,380	$6.46

Estimated impact of adoption of SFAS 159 (2)	305,730	4.54
Undepreciated diluted book value per common share, proforma	$741,110	$11.00

(1)	Issuance of common stock in from DRIP and DSPP plan.

(2)

Based on NorthStar’s preliminary estimate of marking our secured term financings and other long-term corporate debt to market as a result of the adoption of SFAS 159, which the Company will adopt in its first quarter financial statements, effective January 1, 2008.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Julie Tu

(212) 827-3776